FXCM Inc. Announces Second Quarter 2011 Results and July Operating Metrics
Declares Quarterly Dividend

Highlights:

•	Second quarter 2011 revenues of $103.4 million, up 9% from first quarter 2011 and 7% versus the same period in 2010
•	Adjusted Pro Forma EBITDA of $28.5 million, up 12 % from first quarter 2011 and down 19% versus the same period in 2010
•	Pro Forma net income of $15.6 million, or $0.21 per fully diluted share
•	US GAAP net income of $3.3 million, or $0.19 per fully diluted share
•	Customer equity of $839.0 million at June 30, 2011, up 31% from year-end 2010 and up 97% from June 30, 2010
•	Declared a quarterly dividend of $0.06 per share of Class A common stock

NEW YORK, NY –August 11, 2011 – FXCM Inc (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended June 30, 2011, revenues increased to $103.4 million, compared to $94.7 million for the first quarter 2011 and $96.7 million for the second quarter 2010, an increase of 9% and 7% respectively. Adjusted Pro Forma EBITDA for the second quarter 2011 was $28.5 million compared to $25.5 million for the first quarter 2011 and $35.2 million for the second quarter 2010, an increase of 12% and a decrease of 19%, respectively.  Adjusted Pro Forma Net Income was $15.6 million, or $0.21 per share on a fully exchanged, fully diluted basis, compared to $13.7 million, or $0.18 per share for the first quarter 2011 and $21.1 million, or $0.28 per share, for the second quarter 2010, an increase of 14% and a decrease of 26%, respectively. U.S. GAAP net income for the second quarter 2011 was $3.3 million, or $0.19 cents per fully diluted Class A share.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC units into FXCM Inc. Class A shares, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges.

For the six months ended June 30, 2011 revenues increased 14% to $198.1 million, compared to $173.6 million for the corresponding period in 2010. Adjusted Pro Forma EBITDA for the six months ended June 30, 2011 was $54.0 million, compared to $60.3 million, for the corresponding prior period, a decrease of 10%.  Adjusted Pro Forma Net Income was $29.4 million, or $0.39 on a fully exchanged, fully diluted basis, compared to $35.8 million, or $0.48 per share, for the corresponding prior year period, a decrease of 18%. U.S. GAAP net income for the six months ended June 30, 2011 was $6.1 million, or $0.35 cents per fully diluted Class A share.

During the three months ended June 30, 2011, FXCM Inc. established a reserve of $16.0 million related to a settlement with the National Futures Association ("NFA") and ongoing discussions with the Commodity Futures Trading Commission ("CFTC"). Certain founding members of FXCM Holdings, LLC have agreed to reimburse the expense, resulting in no impact to the net income of FXCM Inc.

“FXCM delivered solid results in the second quarter. In particular, we are pleased with growing client equity to $839.0 million – up 97% from a year-ago and up 31% just from December 31, 2010,” said Drew Niv, Chief Executive Officer of FXCM Inc. “We are also pleased that in the quarter our retail clients generated record trading volume of $938 billion.”

“FXCM is well positioned in the event of market turmoil,” he continued. “In fact, in the first seven trading days in August our retail clients traded $19.0 billion per day in volume – a record for FXCM,” he continued.

In addition, FXCM Inc. today announced certain key operating metrics for July 2011 for its retail and institutional foreign exchange business. Monthly activities included:

July Monthly Metrics:

Retail Trading Metrics

•	Retail customer trading volume(1) of $311 billion in July 2011, 2% lower than June 2011 and 21% higher than July 2010.

•	Average retail customer trading volume(1) per day of $14.8 billion in July 2011, 3% higher than June 2011 and 26% higher than July 2010.

•	An average of 367,787 retail client trades per day in July 2011, 1% higher than June 2011 and 23% higher than July 2010.

~~•~~	Tradeable accounts(2) of 174,306 as of July 31, 2011, an increase of 3,168, or 2% from June 2011, and an increase of 5,653,or 3%, from July 2010.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $60 billion in July 2011, 17% lower than June 2011 and 11% lower than July 2010.

•	Average institutional trading volume(1) per day of $2.8 billion in July 2011, 13% lower than June 2011 and 7% lower than July 2010.

•	An average of 6,282 institutional client trades per day in July 2011, 14% lower than June 2011 and 84% higher than July 2010.

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc.  FXCM undertakes no obligation to publicly update or review previously reported operating data.  Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period translated into US dollars.

(2) An account that has traded at least once in the previous twelve months.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Unaudited U.S. GAAP (thousands except per share amounts)
	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Total Revenues	$103,399	$96,662	7%	$198,051	$173,622	14%

Referring broker fees	24,932	21,418	16%	46,533	37,073	26%
Compensation and benefits	23,121	17,608	31%	45,707	34,499	32%
Other expenses	44,801	22,445	100%	72,166	41,778	73%

EBITDA	10,545	35,191	-70%	33,645	60,272	-44%

Depreciation and amortization	4,740	1,718	176%	8,834	3,461	155%

Income before income taxes	5,805	33,473	-83%	24,811	56,811	-56%

Income tax provision	2,070	2,358	-12%	2,619	4,966	-47%

Net Income	3,735	31,115	-88%	22,192	51,845	-57%

Net income attributable to non-controlling interest	420	31,115	-99%	16,081	51,845	-69%

Net Income Attributable to FXCM Inc.	$3,315	$-		$6,111	$-

Net Income (in thousands)	$3,315			$6,111

Net Income per Class A Share
Basic and Diluted	$0.19			$0.35

Average Class A shares outstanding	17,214			17,266

	Adjusted Pro Forma (thousands except per share amounts)
	Three Months Ended June 30,			SIx Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Total Revenues	$103,399	$96,662	7%	$198,051	$173,622	14%

Referring broker fees	24,932	21,418	16%	46,533	37,073	26%
Compensation and benefits	21,154	17,608	20%	41,307	34,499	20%
Other expenses	28,801	22,445	28%	56,166	41,778	34%

EBITDA	28,512	35,191	-19%	54,045	60,272	-10%

Depreciation and amortization	4,740	1,718	176%	8,834	3,461	155%

Income before income taxes	23,772	33,473	-29%	45,211	56,811	-20%

Income tax provision	8,140	12,385	-34%	15,840	20,989	-25%

Net Income	15,632	21,088	-26%	29,371	35,822	-18%

Net income attributable to non-controlling interest	-	-	-	-	-	-

Net Income Attributable to FXCM Inc.	$15,632	$21,088	-26%	$29,371	$35,822	-18%

Pro forma fully exchanged, fully diluted shares outstanding	75,195	75,300	(0)	75,247	75,300	(0.00)

Earnings Per Share	$0.21	$0.28	-26%	$0.39	$0.48	-18%

Selected Operating Metrics

	(Unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Total trading volume ($ in billions)	$938	$823	14%	$1,759	$1,566	12%

Total active accounts	154,786	131,778	17%	154,786	131,778	17%

Trading days in period	65	65		129	128

Daily average trades	350,349	326,651	7%	330,220	320,533	3%

Daily average trades per active account	2.4	2.6	-8%	2.3	2.6	-12%

Retail trading revenue per million traded	$100	$105	-5%	$97	$99	-1%

Total customer equity ($ in millions)	$839.0	$425.5	97%	$839.0	$425.5	97%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures.  These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies.  See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock.  The dividend is payable on September 30, 2011 to Class A stockholders of record at the close of business on September 19, 2011.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 866.788.0546 and 857.350.1684 for international participants. The conference ID number is 21502238.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2011 and subsequently filed quarterly reports on Form 10-Q.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers CFD products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

FXCM Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited )
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues

Retail trading revenues	$93,482	$86,477	$171,217	$154,225
Institutional trading revenues	6,721	7,402	14,100	13,589
Interest income	933	489	1,874	1,005
Other income	2,263	2,294	10,860	4,803

Total revenues	103,399	96,662	198,051	173,622

Expenses

Referring broker fees	24,932	21,418	46,533	37,073
Compensation and benefits	23,121	17,608	45,707	34,499
Advertising and marketing	7,487	5,979	14,505	11,315
Communication and technology	8,010	7,260	15,369	12,798
General and administrative	29,244	9,181	42,159	17,614
Depreciation and amortization	4,740	1,718	8,834	3,461
Interest expense	60	25	133	51

Total expenses	97,594	63,189	173,240	116,811

Income before income taxes	5,805	33,473	24,811	56,811
Income tax provision	2,070	2,358	2,619	4,966
Net income	3,735	31,115	22,192	51,845
Net income attributable to non-controlling interest	420	31,115	16,081	51,845
Net income attributable to FXCM, Inc.	$3,315	$-	$6,111	$-

Net Income	$3,315		$6,111

Net Income per Class A Share
Basic and Diluted	$0.19		$0.35

Average Class A shares outstanding	17,214		17,266

FXCM Inc.
Consolidated Statements of Financial Condition
As of June 30, 2011 and December 31, 2010
(Amounts in thousands, except share and per share data)
(Unaudited)
	June 30,	December 31,
	2011	2010

Assets

Current assets
Cash and cash equivalents	$179,539	$193,330
Cash and cash equivalents, held for customers	839,006	641,152
Due from brokers	6,956	125
Accounts receivables	17,728	18,324
Deferred tax asset	7,054	7,625
Tax receivable	1,834	1,643
Total current assets	1,052,117	862,199

Deferred tax asset	86,872	90,107
Office, communication and computer equipment, net	31,459	18,709
Intangible assets and goodwill, net	64,961	64,409
Other assets	14,488	12,369
Total assets	$1,249,897	$1,047,793

Liabilities and Equity

Current liabilities
Customer account liabilities	$839,006	$641,152
Accounts payable and accrued expenses	54,766	37,470
Due to brokers	2,855	13,314
Deferred tax liability - current	1,838	1,844
Due to related parties - pursuant to tax receivable agreement	3,744	3,817
Deferred revenue	-	6,000
Total current liabilities	902,209	703,597

Deferred tax liability	5,359	5,770
Due to related parties - pursuant to tax receivable agreement	68,620	70,419
Total liabilities	976,188	779,786

Commitments and Contingencies

Stockholders' equity
Class A common stock, par value $0.01 per share;
3,000,000,000 shares authorized, 16,952,324 and 17,319,000 shares issued
and outstanding as of June 30, 2011, and December 31, 2010, respectively	170	173
Class B common stock, par value $0.01 per share;
1,000,000 shares authorized, 100 shares issued
and outstanding as of June 30, 2011, and December 31, 2010,	1	1
Additional paid-in-capital	103,359	101,848
Retained earnings	4,193	146
Accumulated other comprehensive income	639	52
Total stockholders' equity of FXCM, Inc.	108,362	102,220
Non-controlling interest	165,347	165,787
Total stockholders' equity	273,709	268,007
Total liabilities and stockholders' equity	$1,249,897	$1,047,793

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.
Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.
Stock Based Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation. The Company’s management believes it is useful to provide the effects of eliminating these expenses.

3.
Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are recorded directly to stockholders’ equity. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

4.
Regulatory Reserve. During the three months ended June 30, 2011, the Company established a reserve of $16.0 million regarding a settlement with the NFA and ongoing discussions with the CFTC relating to trade execution activities.  Pursuant to an agreement with a subsidiary of FXCM Holdings LLC, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.0 million.  In July 2011, $16.0 million of additional capital was provided by the respective founding members. Given there was no impact to FXCM Inc.'s net income for the three and six months ended June 30, 2011 as the expense was allocated to such members as permitted under the specific allocations terms of Holdings’ partnership agreement, the Company believes it is useful to provide the effects of eliminating these expenses.

FXCM Inc.
Adjusted Pro Forma Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited )

	Three Months Ended June 30,
	2011					2010
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenues	$93,482	-		$93,482		$86,477	-		$86,477
Institutional trading revenues	6,721	-		6,721		7,402	-		7,402
Interest income	933	-		933		489	-		489
Other Income	2,263	-		2,263		2,294	-		2,294

Total revenues	103,399	-		103,399		96,662	-		96,662

Expenses

Referring broker fees	24,932	-		24,932		21,418	-		21,418
Compensation and benefits	23,121	(1,967	)(1)	21,154		17,608	-		17,608
Advertising and marketing	7,487	-		7,487		5,979	-		5,979
Communication and technology	8,010	-		8,010		7,260	-		7,260
General and administrative	29,244	(16,000	)(2)	13,244		9,181	-		9,181
Depreciation and amortization	4,740	-		4,740		1,718	-		1,718
Interest expense	60	-		60		25	-		25

Total expenses	97,594	(17,967)		79,627		63,189	-		63,189

Income before income taxes	5,805	17,967		23,772		33,473	-		33,473
Income tax provision	2,070	6,070	(3)	8,140		2,358	10,027	(3)	12,385
Net income	3,735	11,897		15,632		31,115	(10,027)		21,088
Net income attributable to non-controlling interest	420	(420	)(4)	-		31,115	(31,115	)(4)	-
Net income attributable to FXCM Inc.	$3,315	$12,317		$15,632		$-	$21,088		$21,088

Pro Forma fully exchanged, fully diluted shares outstanding				75,195	(5)				75,300	(5)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.21					$0.28

(1)  Represents the elimination of equity-based compensation.

(2) Represents an adjustment to reflect a reserve established relating to a settlement with the NFA and ongoing discussions with the CFTC regarding trade execution activities.  Pursuant to an agreement with a subsidiary of FXCM Holdings, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.0 million.  Consequently, there was no impact to FXCM Inc.'s net income for the three and six months ended June 30, 2011 as the entire expense was allocated to such founding members.  In July 2011, $16.0 million of additional capital was provided by the respective founding members.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 34.2% and 37.0% for the three months ended June 30, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

FXCM Inc.
Adjusted Pro Forma Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited )

	Six Months Ended June 30,
	2011					2010
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenues	$171,217	-		$171,217		$154,225	-		$154,225
Institutional trading revenues	14,100	-		14,100		13,589	-		13,589
Interest income	1,874	-		1,874		1,005	-		1,005
Other Income	10,860	-		10,860		4,803	-		4,803

Total revenues	198,051	-		198,051		173,622	-		173,622

Expenses

Referring broker fees	46,533	-		46,533		37,073	-		37,073
Compensation and benefits	45,707	(4,400	)(1)	41,307		34,499	-		34,499
Advertising and marketing	14,505	-		14,505		11,315	-		11,315
Communication and technology	15,369	-		15,369		12,798	-		12,798
General and administrative	42,159	(16,000	)(2)	26,159		17,614	-		17,614
Depreciation and amortization	8,834	-		8,834		3,461	-		3,461
Interest expense	133	-		133		51	-		51

Total expenses	173,240	(20,400)		152,840		116,811	-		116,811

Income before income taxes	24,811	20,400		45,211		56,811	-		56,811
Income tax provision	2,619	13,221	(3)	15,840		4,966	16,023	(3)	20,989
Net income	22,192	7,179		29,371		51,845	(16,023)		35,822
Net income attributable to non-controlling interest	16,081	(16,081	)(4)	-		51,845	(51,845	)(4)	-
Net income attributable to FXCM Inc.	$6,111	$23,260		$29,371		$-	$35,822		$35,822

Pro Forma fully exchanged, fully diluted shares outstanding				75,247	(5)				75,300	(5)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.39					$0.48

(1)  Represents the elimination of equity-based compensation.

(2) Represents an adjustment to reflect a reserve established relating to a settlement with the NFA and ongoing discussions with the CFTC regarding trade execution activities.  Pursuant to an agreement with a subsidiary of FXCM Holdings, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.0 million.  Consequently, there was no impact to FXCM Inc.'s net income for the three and six months ended June 30, 2011 as the entire expense was allocated to such founding members.  In July 2011, $16.0 million of additional capital was provided by the respective founding members.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 35.0% and 36.9% for the three months ended June 30, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

FXCM Inc.
Reconciliation of EBITDA to Net Income
(In thousands)
(Unaudited )

	Three Months Ended June 30,				Six Months Ended June 30,
	Adjusted Pro Forma		U.S. GAAP		Adjusted Pro Forma		U.S. GAAP
	2011	2010	2011	2010	2011	2010	2011	2010
Net income attributable to FXCM Inc.	$15,632	$21,088	$3,315	$-	$29,371	$35,822	$6,111	$-
Net income attributable to noncontrolling interest	-	-	420	31,115	-	-	16,081	51,845
Provision for income taxes	8,140	12,385	2,070	2,358	15,840	20,989	2,619	4,966
Depreciation and amortization	4,740	1,718	4,740	1,718	8,834	3,461	8,834	3,461
EBITDA	$28,512	$35,191	$10,545	$35,191	$54,045	$60,272	$33,645	$60,272